UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

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Service Properties Trust

(Exact name of registrant as specified in its charter)

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Maryland	1-11527	04-3262075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 224 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-964-8389

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Service Properties Trust.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth below in Item 8.01 of this Current Report on Form 8-K with respect to the 2024 Notes Redemption (as defined below) is incorporated herein by reference.

Item 8.01. Other Events.

Senior Secured Notes Transaction

On November 9, 2023, we issued a press release to announce the pricing of an offering of $1.0 billion aggregate principal amount of our 8.625% senior secured notes (the “New Notes’). The New Notes will be fully and unconditionally guaranteed on a joint and several basis by (i) newly formed wholly owned subsidiaries (the “TA Landlord Subsidiaries”) that are the landlords with respect to a portion of our properties leased to TravelCenters of America Inc. and the immediate parent entity of the TA Landlord Subsidiaries (the “Pledgor”), and (ii) all of our subsidiaries that guarantee our existing senior unsecured notes. The subsidiary guarantee provided by the Pledgor will be secured by first-priority liens on the equity interests of the TA Landlord Subsidiaries. The Pledgor and the TA Landlord Subsidiaries will not guarantee any of our or our subsidiaries other indebtedness. We intend to use the net proceeds from the offering of the New Notes and cash on hand to fund the 2024 Notes Redemption. The offering of the New Notes is expected to close on November 16, 2023.

The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The New Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

2024 Notes Redemption

In connection with the pricing of the offering of New Notes, on November 8, 2023, we issued notices of full redemption with respect to our 4.650% senior unsecured notes due 2024 (the “4.650% Senior Notes”) and 4.350% senior unsecured notes due 2024 (the “4.350% Senior Notes” and, together with the 4.650% Senior Notes, the “2024 Notes”). We will redeem the 2024 Notes on December 9, 2023 (the “Redemption Date”) at the applicable redemption price specified within the indenture governing each series of 2024 Notes plus accrued and unpaid interest, if any, to, but excluding the Redemption Date. The redemption in full of the 2024 Notes, together with the payment of any related make-whole premiums, accrued and unpaid interest, fees and expenses in connection therewith, is referred to as the “2024 Notes Redemption.” This Current Report on Form 8-K does not constitute notices of redemption with respect to the 2024 Notes.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements, including our statements about the closing date of the New Notes and the use of proceeds therefrom, that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. The closing of the offering of the New Note is subject to various customary conditions and contingencies. If these conditions are not satisfied or the specified contingencies do not occur, the offering may not close. Further, our current intentions with respect to the use of the net proceeds from the offering of the New Notes to fund the redemption of our outstanding senior unsecured notes is dependent on the closing of the offering and may not occur.

Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors.

The information contained in our filings with the Securities and Exchange Commission (the “SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2023	SERVICE PROPERTIES TRUST

	By:	/s/ Brian E. Donley
		Name:	Brian E. Donley
		Title:	Chief Financial Officer and Treasurer